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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                Date of Report (Date of earliest event reported)
                                 April 19, 2000

                            NTN COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                     001-11460                31-1103425
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                 5966 LA PLACE COURT
                 CARLSBAD, CALIFORNIA                               92008
       (Address of Principal Executive Offices)                   (Zip Code)


                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)


                               -------------------


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ITEM 5. OTHER EVENTS.

On April 19, 2000, NTN Communications, Inc. (the "Company") completed an underwritten public offering of 2,000,000 shares of its Common Stock, $.005 par value. The Company intends to use the net proceeds received from the offering (estimated to be approximately $5,185,000) to market its new game portal called BUZZTIME.com(TM), to convert its existing customer base to the DITV Network, and for working capital and general corporate purposes.

The Company believes that its current financial resources and projected cash flows, together with the net proceeds received from the offering, will be sufficient to fund continuing operations through December 31, 2000. Depending on market conditions, the Company may attempt to raise capital or attract strategic investors during the second half of this year for, among other uses, further development and marketing of BUZZTIME.com and further expansion and improvement of its DITV Network.

On April 20, 2000, the Company announced its strategic plan for its BUZZTIME.com interactive game web site, which the Company expects to launch in the next several weeks. The plan is as follows:

     o Launch BUZZTIME.com as a uniquely compelling game site providing a strong combination of quiz show programming, player community and a robust player rewards program. BUZZTIME.com's National Operations Center will link players from various interactive platforms and networks into a single powerful database. The player rewards program will enable all BUZZTIME.com players to earn BuzzPoints and prizes regardless of which platform they choose to access the programming.

     o Broadly Distribute Content -- The popularity of the Company's programming has generated recent agreements with America Online, AT&T Interactive Offerings Group, FOXSports.com, Midway Games and others. BUZZTIME.com continues to develop a broad network of partnerships with other Internet and interactive TV distribution partners for the delivery and promotion of its branded interactive games.

     o Promote BUZZTIME.com on the NTN Hospitality Network -- The Company will use its "out-of-home" network to promote BUZZTIME.com on over 10,000 television screens in thousands of restaurants, sports bars and hotels in the U.S. The NTN Network hosts over 17 million games played each month, and through on-site polling, the Company estimates that 80% of its network viewers use the Internet.

     o Leverage the BUZZTIME.com Interactive Studio -- BUZZTIME.com's advanced technology can make any live or taped television broadcast interactive. The Company's unique television studio is comprised of 16 broadcast bays, multiple satellite feeds, server farms and a vast 24/7 broadcast schedule. In addition to its own game broadcasts, the studio will host third party game play in return for player registrations, promotion and/or a share of advertising revenues. BUZZTIME.com's recent agreement to host thousands of live Internet players for


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         Fox Family Channel's new live game show, Paranoia, demonstrates this technological capability.

     o Forge relationships between loyal players and advertising and marketing partners to capitalize on the Company's proven programming and expanded player reach. This will be accomplished through the Company's unique technology, powerful database, stratified programming, customized marketing programs and dedicated sales staff. The Company believes that this will bring strong revenue growth over the next 12 months from a number of avenues including advertising and sponsorships; direct marketing partnerships geared toward BUZZTIME.com's unique membership rewards program; pay-to-play subscriptions; and consumer research services for advertisers.



Certain statements contained in this report that are not historical information contain forward-looking statements. These forward-looking statements, including those relating to the growth and success of the Company and its BUZZTIME.com web site, are subject to risks and uncertainties, including product demand and market acceptance risks, the growth of the Internet and interactive television, the impact of competitive products and technology, and the availability of capital on acceptable terms, as well as other factors discussed in the Company's other reports filed with the Securities and Exchange Commission.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Exhibit
      Number       Description
      -------      -----------
        1.1        Underwriting Agreement, dated April 14, 2000 among Starr Securities,
                   Inc., GunnAllen Financial, Inc. and the Company regarding the sale of
                   2,000,000 shares of the Registrant's common stock (the "Shares").

        4.1        Warrant Agreement, dated April 19, 2000, among Starr Securities, Inc.,
                   GunnAllen Financial, Inc. and the Company.

        4.2        Warrant Certificate, dated April 19, 2000, between GunnAllen Financial,
                   Inc. and the Company.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NTN COMMUNICATIONS, INC.


                                            By:        /s/ Kendra Berger
                                                  ------------------------------
                                                  Kendra Berger
                                                  Chief Financial Officer

Date:  April 21, 2000

                                 EXHIBIT INDEX



   Exhibit
   Number          Description
   -------         -----------
     1.1           Underwriting Agreement, dated April 14, 2000 among Starr Securities,
                   Inc., GunnAllen Financial, Inc. and the Company regarding the sale of
                   2,000,000 shares of the Registrant's common stock (the "Shares").

     4.1           Warrant Agreement, dated April 19, 2000, among Starr Securities, Inc.,
                   GunnAllen Financial, Inc. and the Company.

     4.2           Warrant Certificate, dated April 19, 2000, between GunnAllen Financial,
                   Inc. and the Company.